Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Simon R. Griffiths and Michael R. Archer, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lawrence J. Sterrs	Director (Chairman)	March 26, 2025
Lawrence J. Sterrs

/s/ Craig N. Denekas	Director	March 26, 2025
Craig N. Denekas

/s/ Rebecca K. Hatfield	Director	March 26, 2025
Rebecca K. Hatfield

/s/ Larry K. Haynes	Director	March 26, 2025
Larry K. Haynes

/s/ S. Catherine Longley	Director	March 26, 2025
S. Catherine Longley

/s/ Raina L. Maxwell	Director	March 26, 2025
Raina L. Maxwell

/s/ Marie J. McCarthy	Director	March 26, 2025
Marie J. McCarthy

/s/ Robert D. Merrill	Director	March 26, 2025
Robert D. Merrill

/s/ James H. Page, Ph.D.	Director	March 26, 2025
James H. Page, Ph.D

/s/ Robin A. Sawyer, CPA	Director	March 26, 2025
Robin A. Sawyer, CPA

/s/ Carl J. Soderberg	Director	March 26, 2025
Carl J. Soderberg